UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 4, 2009
AXSYS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16182	11-1962029

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut	06067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 257-0200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 4, 2009, Axsys Technologies, Inc., a Delaware corporation (“Axsys”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with General Dynamics Advanced Information Systems, Inc., a Delaware corporation (“General Dynamics”), and Vision Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of General Dynamics’ parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Axsys will merge with and into Merger Sub (the “Merger”), with Axsys continuing as the surviving corporation (“Surviving Corporation”) and as a wholly owned subsidiary of General Dynamics’ parent.
     At the effective time and as a result of the Merger, each share of Axsys common stock (including each restricted share, which will fully vest) will be converted into the right to receive $54.00 in cash payable by General Dynamics. The closing price of Axsys common stock on June 3, 2009, the latest trading day prior to announcement of the Merger Agreement, was $50.00. Each outstanding Axsys stock option (whether vested or unvested) will be converted into the right to receive a cash payment equal to the excess, if any, of $54.00 over the exercise price of such option.
     Axsys has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct its businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. In addition, Axsys made certain other customary covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a stockholders meeting to be held to consider adopting the Merger Agreement, (B) for its Board of Directors to recommend adoption by Axsys’ stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (C) not to solicit proposals relating to alternative business combination transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.
     Consummation of the Merger is subject to customary conditions, including, among others, (i) approval of Axsys’ stockholders, (ii) expiration or termination of the applicable Hart-Scott-Rodino Act waiting period, (iii) absence of any order or injunction prohibiting the consummation of the Merger, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to Axsys’ business and compliance by Axsys with its covenants contained in the Merger Agreement and (v) stockholders owning no more than 12% of Axsys outstanding common stock dissent from the Merger.
     The Merger Agreement contains certain termination rights for both Axsys and General Dynamics, and further provides that, in connection with the termination of the Merger Agreement under specified circumstances, Axsys may be required to pay General Dynamics a termination fee of $23.6 million and/or reimburse certain out-of-pocket expenses up to $2 million.

     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and is incorporated into this report by this reference.
     Axsys’ Chairman of the Board and Chief Executive Officer, Stephen W. Bershad and a holding corporation controlled by Mr. Bershad, who collectively beneficially own approximately 14.5% of Axsys’ outstanding common stock, have agreed, among other things, to vote their shares in favor of the adoption of the Merger Agreement pursuant to the terms of a voting agreement entered into with Merger Sub and General Dynamics (the “Voting Agreement”). The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this report by this reference.
Item 8.01 Other Events
     On June 4, 2009, Axsys disseminated a memorandum to its employees discussing the announcement of the signing of the Merger Agreement. A copy of the memorandum is attached hereto as Exhibit 99.2 and incorporated into this report by this reference.
*  *  *
Forward-Looking Statements
     This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, including, without limitation: the ability to obtain regulatory approvals of the acquisition on the proposed terms and schedule; the failure of Axsys’ stockholders to approve the acquisition; the risk that the acquisition may not be completed in the time frame expected by the parties or at all; the risk that the businesses will not be integrated successfully; and disruptions from the acquisition making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are described in Axsys’ reports on Form 10-K and Form 10-Q filed with the SEC.
Additional Information
     In connection with the proposed transaction, Axsys will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Axsys, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Axsys with the SEC can also be obtained, free of charge, by directing a request to Axsys Technologies, Inc., 175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut 06067, Attention: Director of Investor Relations.
Participants in the Solicitation
          The directors and executive officers of Axsys and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Axsys’ directors and executive officers is available in its Annual Report on Form 10-K filed with the SEC on February 17, 2009 and its Proxy Statement on Schedule 14A filed with the SEC on March 20, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated June 4, 2009, by and among General Dynamics, Axsys and Merger Sub*

10.1	Voting Agreement, dated June 4, 2009, by and among General Dynamics, Merger Sub, SWB Holding Corporation and Stephen W. Bershad

99.1	Press release issued jointly by Axsys and General Dynamics, dated June 4, 2009

99.2	Memorandum to Axsys employees, transmitted June 4, 2009

*   Certain exhibits and schedules have been omitted, and Axsys agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXSYS TECHNOLOGIES, INC.
By:	/s/ David A. Almeida
	Name:	David A. Almeida
	Title:	Chief Financial Officer

Date: June 4, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated June 4, 2009, by and among General Dynamics, Axsys and Merger Sub*

10.1	Voting Agreement, dated June 4, 2009, by and among General Dynamics, Merger Sub, SWB Holding Corporation and Stephen W. Bershad

99.1	Press release issued jointly by Axsys and General Dynamics, dated June 4, 2009

99.2	Memorandum to Axsys employees, transmitted June 4, 2009

*   Certain exhibits and schedules have been omitted, and Axsys agrees to furnish supplementally to the Commission a copy of any omitted exhibits or schedules upon request.